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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 20, 1998, except for Notes 12 and 13, as to which the date is April 23, 1998, on our audit of the consolidated financial statements of Lochaven Federal Savings and Loan Association and Subsidiary as of December 31, 1997 and 1996 and for the years then ended, and to the reference to our firm under the caption "Experts."




HACKER, JOHNSON, COHEN & GRIEB PA
Orlando, Florida
September 30, 1998